 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 27, 2014
Registration No. 333-
      UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
 FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_____________________
 NORTHSTAR ASSET MANAGEMENT GROUP INC.
 (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	46-4591526
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(I.R.S. EMPLOYER IDENTIFICATION NO.)
 399 PARK AVENUE, 18TH FLOOR
NEW YORK, NEW YORK 10022
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
 NORTHSTAR ASSET MANAGEMENT GROUP INC. 2014 OMNIBUS STOCK INCENTIVE PLAN
(FULL TITLE OF THE PLAN)
_______________________
 RONALD J. LIEBERMAN
EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL & SECRETARY
399 PARK AVENUE, 18TH FLOOR
NEW YORK, NEW YORK 10022
(212) 547-2600
(NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
INCLUDING AREA CODE, OF AGENT FOR SERVICE)
_______________________
 Include by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐                                Accelerated filer ☒
Non-accelerated filer ☐                            Smaller reporting company ☐
(Do not check if a smaller reporting company)

	CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $.01 par value per share	22,500,000	$18.63	$419,175,000	$53,989.74

(1)
Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares that may become issuable under the NorthStar Asset Management Group Inc. 2014 Omnibus Stock Incentive Plan (the “Omnibus Plan”) by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of common stock.

(2)
Estimated pursuant to Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee (based on the average of the highest and lowest sale prices of NorthStar Asset Management Group Inc.’s common stock as reported on a when-issued basis on the New York Stock Exchange on June 27, 2014, which is a date within five business days prior to the date of filing of this Registration Statement).

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
ITEM 1.     PLAN INFORMATION.*
ITEM 2.     REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*
 *    The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the Omnibus Plan as specified by Rule 428(b)(1) of the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.
The following document previously filed with the SEC is incorporated by reference in this Registration Statement, as of its date:

•
The Registration Statement of NorthStar Asset Management Group Inc. (the “Company”) on Form 10 (File No. 001-36301) initially filed with the SEC on February 5, 2014, as amended, including, without limitation, the description of the Company’s Common Stock set forth therein; and

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document that also is incorporated or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such prior statement. Any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
ITEM 4. DESCRIPTION OF SECURITIES
Not applicable.
ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL
Not applicable.
ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify any current or former director, officer or employee or other individual against expenses, judgments, fines and amounts paid in settlement in connection with civil, criminal, administrative or investigative actions or proceedings, other than a derivative action by or in the right of the corporation, if the director, officer, employee or other individual acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses incurred in connection with the defense or settlement of such actions and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement or otherwise.
The Company’s amended and restated certificate of incorporation provides that each person who was or is made or is threatened to be made a party to any action or proceeding by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Company or is or was serving at the Company’s request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, will be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended. Such rights are not exclusive of any other right which any person may have or thereafter acquire under any statute, provision of the amended and restated certificate of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Company’s amended and restated certificate of incorporation also specifically authorizes the Company to maintain insurance and to grant similar indemnification rights to the Company’s employees or agents.
In addition, the Company intends to enter into Indemnification Agreements with each of its directors and executive officers. These agreements, among other things, require the Company to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding, including any action or proceeding by or in right of the Company, arising out of the person’s services as a director or executive officer.
Further, the Separation Agreement between the Company and NorthStar Realty Finance Corp. (“NorthStar Realty”) provides for indemnification by the Company of NorthStar Realty and its directors, officers and employees and by NorthStar Realty of the Company and the Company’s directors, officers and employees for some liabilities, including liabilities under the Exchange Act. The amount of these indemnity obligations is unlimited.
ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.
Not applicable.

ITEM 8. EXHIBITS.

Exhibit No.	Description

4.1*	Amended and Restated Certificate of Incorporation of NorthStar Asset Management Group Inc.

4.2*	Amended and Restated Bylaws of NorthStar Asset Management Group Inc.

5.1*	Opinion of Sullivan & Cromwell LLP

23.1*	Consent of Grant Thornton LLP

23.2	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in signature page)

99.1*	NorthStar Asset Management Group Inc. 2014 Omnibus Stock Incentive Plan

*	Filed herewith.

ITEM 9. UNDERTAKINGS.
The Company hereby undertakes:
(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) That, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on June 27, 2014.

NORTHSTAR ASSET MANAGEMENT GROUP INC.

By:	/s/ Ronald J. Lieberman
Name:	Ronald J. Lieberman
Title:	Executive Vice President, General Counsel and Secretary
  POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Debra A. Hess and Ronald J. Lieberman, and each of them severally, her or his true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for her or him and in her or his name, place and stead, in any and all capacities, in connection with the Registration Statement on Form S-8 (the “Registration Statement”) of NorthStar Asset Management Group Inc. (the “Company”), under the Securities Act of 1933, as amended (the “Securities Act”) relating to the registration of shares of common stock, $.01 par value per share, of the Company that are issuable pursuant to the NorthStar Asset Management Group Inc. 2014 Omnibus Stock Incentive Plan, including, without limiting the generality of the foregoing, to sign the Registration Statement in the name and on behalf of the Company or on behalf of each of the undersigned as a director or officer of the Company, to sign any amendments and supplements relating thereto (including post-effective amendments) under the Securities Act and to sign any instrument, contract, document or other writing of or in connection with the Registration Statement and any amendments and supplements thereto (including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, including this power of attorney, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or her or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ David T. Hamamoto	Chairman and Chief Executive Officer	June 27, 2014
David T. Hamamoto	(Principal Executive Officer)

/s/ Debra A. Hess	Chief Financial Officer	June 27, 2014
Debra A. Hess	(Principal Financial Officer and Principal Accounting Officer)

/s/ Stephen E. Cummings	Director	June 27, 2014
Stephen E. Cummings

/s/ Judith A. Hannaway	Director	June 27, 2014
Judith A. Hannaway

/s/ Oscar Junquera	Director	June 27, 2014
Oscar Junquera

/s/ Justin Metz	Director	June 27, 2014
Justin Metz

/s/ Wesley D. Minami	Director	June 27, 2014
Wesley D. Minami

/s/ Louis J. Paglia	Director	June 27, 2014
Louis J. Paglia

INDEX TO EXHIBITS

Exhibit No.	Description

4.1*	Amended and Restated Certificate of Incorporation of NorthStar Asset Management Group Inc.

4.2*	Amended and Restated Bylaws of NorthStar Asset Management Group Inc.

5.1*	Opinion of Sullivan & Cromwell LLP

23.1*	Consent of Grant Thornton LLP

23.2	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in signature page)

99.1*	NorthStar Asset Management Group Inc. 2014 Omnibus Stock Incentive Plan

*	Filed herewith.